                                                                      Exhibit 99

                               Ford Motor Company

                2001 NORTH AMERICAN PRODUCTION AND OVERSEAS SALES
                -------------------------------------------------

                                                                         2001 Planned
                                               --------------------------------------------------------------
                                               First         Second        Third         Fourth        Full
                                               Quarter       Quarter       Quarter       Quarter       Year
                                               -------       -------       -------       -------       ----
                                                (000)         (000)         (000)         (000)        (000)

North American Production and Imports
-------------------------------------
Car (U.S., Canada, and
        Hermosillo/Cuautitlan in Mexico)         360           436

Truck (U.S., Canada)                             695           794
                                               -----         -----         -----           -----       -----
   North American Production                   1,055         1,230

Mexican Domestic Units a/                         21      Incl. Above

Imports (Volvo, Jaguar, Land Rover, Fiesta)       47            66
                                               ------       ------         -----           -----       -----

   Total North America (Incl. Imports)         1,123         1,296


Overseas Vehicle Unit Sales                      702           710
                                               -----         -----         -----           -----       -----

Ford Worldwide                                 1,825         2,006
                                               =====         =====         =====           =====       =====

Over/(Under) Prior
   North America
                  Units:
                  - Issue                        (16)          (18)
                  - Quarter                      (14)          173
                  - Year                        (207)          (81)

                  Percentage:
                  - Issue                        (1)%          (1)%
                  - Quarter                      (1)%           15%
                  - Year                        (16)%          (6)%

   Overseas
                  Units:
                  - Issue                          0            18
                  - Quarter                       75             8
                  - Year                         108            28

                  Percentage:
                  - Issue                          0%           3%
                  - Quarter                       12%           1%
                  - Year                          18%           4%

   Worldwide
                  Units:
                  - Issue                        (16)            0
                  - Quarter                       61           181
                  - Year                         (99)          (53)

                  Percentage:
                  - Issue                        (1)%           0%
                  - Quarter                        3%          10%
                  - Year                         (5)%         (3)%


-----
a/Units produced and sold in Mexico                           Investor Relations
                                                                          4/3/01